UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 4, 2009
ASCENT MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34176 (Commission File Number)	26-2735737 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-5622
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     The purpose of this Form 8-K/A (Amendment No. 1) is to supplement the information provided under Item 5.02(d) of Ascent Media Corporation’s Current Report on Form 8-K filed on December 10, 2009 (the “Original 8-K”).

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported in the Original 8-K, on December 4, 2009 Carl E. Vogel was elected to the board of directors (the “Board”) of Ascent Media Corporation (the “Corporation”) and appointed to serve on the Audit Committee of the Board. On December 17, 2009, the Board appointed Mr. Vogel to also serve as chairman of the Executive Committee of the Board. As the chairman of the Executive Committee, it is expected that Mr. Vogel will receive an additional grant of restricted shares under the Corporation’s existing 2008 Non-Employee Director Incentive Plan with respect to Series A common stock of the Corporation having an aggregate value of $15,000, based on the closing market price of the Corporation’s Series A common stock on the date of grant. Such restricted shares will have the same terms as disclosed in the Original 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 22, 2009

ASCENT MEDIA CORPORATION
By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary